AGREEMENT

            Agreement dated as of October 29, 1999 ("Agreement") among David W. Beale, an individual residing at 3230 Hewlett Avenue, Merrick, New York 11564 (the "Employee"), Reckson Service Industries, Inc., a Delaware corporation ("RSI"), and VANTAS Incorporated, a Nevada corporation ("VANTAS"). Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to such terms in the Stockholders' Agreement (as hereinafter defined).

                              W I T N E S S E T H :

            WHEREAS, the Employee and VANTAS (f/k/a ALLIANCE National Incorporated) are parties to an employment agreement dated November 15, 1996 (the "Employment Agreement");

            WHEREAS, the Employee is a significant stockholder of VANTAS and party to a Fifth Amended and Restated Stockholders' Agreement dated as of July 29, 1999 (the "Stockholders' Agreement") by and among VANTAS and the other Securityholders identified therein;

            WHEREAS, the Employee, in (i) further consideration of his continued employment with VANTAS and (ii) consideration of maintaining a significant equity position in VANTAS, has requested that RSI and VANTAS enter into this Agreement; and

            WHEREAS, each of RSI and VANTAS is willing to enter into this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Ownership of VANTAS Equity Securities.

            (a) Schedule A to this Agreement sets forth the number of (i) shares of Common Stock and Preferred Stock (the "Outstanding Shares"), (ii) shares of Common Stock issuable under Warrants (the "Warrant Shares") and (iii) shares of Common Stock issuable under vested and unvested Options granted under the VANTAS 1996 Stock Option Plan beneficially owned (as such term is defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by the Employee as of October 14, 1999 (collectively, the "Employee Securities"). The Employee hereby represents to RSI that the information set forth on Schedule A to this Agreement is true, correct and complete. The Employee hereby further represents and warrants to RSI that he has not made any Transfer of any of his Shares, Warrants or Options to a Permitted Transferee or otherwise.

            (b) The Employee hereby acknowledges that in the event he shall Transfer any of the Employee Securities to one or more Permitted Transferees, the Employee Securities so Transferred shall continue to be subject to the terms and conditions of this Agreement. The Employee hereby covenants, for the benefit of RSI and VANTAS, that he shall cause each of his Permitted Transferees to take all such action as shall be necessary in order to enable the Employee to fully perform his obligations with respect to the Employee Securities hereunder.

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            2. Exchange Transaction; Amendments to Employment Agreement and
               Stockholders' Agreement.

            (a) At the Exchange Closing (as hereinafter defined), RSI shall issue the RSI Shares (as hereinafter defined) to the Employee in exchange (the "Exchange Transaction") for the Exchange Securities (as hereinafter defined). For purposes of this Agreement, the term "Exchange Securities" means that number (which if not a whole number shall be rounded up to the nearest whole number) of Option Shares (as hereinafter defined) equal to the product obtained by multiplying (i) the number of shares of the Employee Securities by (ii) thirty percent (30%); provided, however, that in the event the number of Option Shares is insufficient to constitute all of the Exchange Securities, the balance (but only the balance) of the Exchange Securities shall be comprised of Outstanding Shares. For purposes of this Agreement, the term "Option Shares" means shares of Common Stock issued as a result of the exercise, at or prior to the effective time of the Exchange Closing, of Options included within the Employee Securities. For purposes of this Agreement, the term "RSI Shares" means that number (which if not a whole number shall be rounded up to the nearest whole number) of shares of RSI's common stock, $0.01 par value per share ("RSI Common Stock"), equal to the quotient obtained by dividing (i) the Exchange Amount (as hereinafter defined) by (ii) $19.00. For purposes of this Agreement, the term "Exchange Amount" means thirty percent (30%) of the sum of the (i) product obtained by multiplying (A) $8.00 by (B) the number of Outstanding Shares and Option Shares and (ii) difference between the (A) product obtained by multiplying (1) $8.00 by (2) the number of Warrant Shares and shares of Common Stock issuable under Options included within the Employee Securities, if any, which have not been exercised at or prior to the effective time of the Exchange Closing and (B) aggregate exercise price of the Warrants included within the Employee Securities and Options, if any, included within the Employee Securities which have not been exercised at or prior to the effective time of the Exchange Closing. The Employee hereby acknowledges that in order to receive the RSI Shares at the Exchange Closing, he must first take all necessary action (including, without limitation, delivery of the exercise price therefor and all required exercise documentation to VANTAS) to exercise all or a portion of his Options included within the Employee Securities at or prior to the effective time of the Exchange Closing.

            (b) Subject to the closing of the purchase of the equity securities of VANTAS covered by the Transfer Offer (as such term is defined in the Stockholders' Agreement) made by Cahill, Warnock Strategic Partners Fund L.P., Strategic Associates L.P. and David L. Warnock, the closing (the "Exchange Closing") for the Exchange Transaction shall be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016 at 11:00 a.m. (New York City time) on such date (which shall in no event be later than December 31,
1999) as shall be designated in writing by RSI to the Employee. At the Exchange Closing, RSI shall deliver to the Employee the stock certificate evidencing the RSI Shares registered in the name of the Employee, which shares shall have been duly authorized and validly issued, and shall be fully paid and non-assessable and free of preemptive rights. At the Exchange Closing, the Employee shall deliver to RSI the stock certificate(s) evidencing the Exchange Securities, duly endorsed in blank or accompanied by stock


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powers duly executed in blank in proper form for transfer and with all required stock transfer stamps attached, free and clear of any title defect, objection, security interest, pledge, encumbrance, mortgage, lien, charge, claim, option, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Liens"), other than those Liens, if any, existing under the Stockholders' Agreement. At the Exchange Closing, VANTAS, subject to (i) the proviso contained in Section 3(a) hereof and
(ii) Section 3(c) hereof, shall deliver to the Employee a check payable to the order of the Employee in an amount equal to the Additional Compensation (as hereinafter defined).

            (c) In connection with each registration statement filed by RSI under the Securities Act of 1933, as amended (the "Securities Act"), after the date of the Exchange Closing registering a secondary offering ("Offering") of equity securities of RSI, RSI shall use commercially reasonable efforts to afford the Employee "piggy back" registration rights with respect to the RSI Shares issued to the Employee pursuant to this Agreement. Notwithstanding the foregoing, in connection with each such Offering effected pursuant to the terms of a registration rights or underwriting agreement ("Offering Agreement"), RSI shall not be obligated to provide the aforesaid "piggy back" registration rights unless the Employee shall have entered into a registration rights or underwriting agreement with RSI containing terms and conditions similar to those contained in the Offering Agreement.

            (d) Effective upon the date of the Exchange Closing:

                  (i) Paragraph 7(d) of the Employment Agreement shall be deleted in its entirety and be of no further force and effect.

                  (ii) The Employee shall unconditionally and irrevocably refrain from exercising and otherwise relinquish for the benefit of each of VANTAS and RSI, any and all rights afforded to him under Section 4.7 of the Stockholders' Agreement, except as relates to options under the 1999 VANTAS Option Plan not vested at the time of termination.

                  (iii) For so long as the Employee shall have the right under
                        Section 2.1 of the Stockholders' Agreement to nominate three individuals (each a "Nominee") to serve on the VANTAS board of directors, the Employee shall take all action as may be requested from time to time by RSI to nominate two (2) Nominees designated by RSI in its sole and absolute discretion (the "RSI Nominees").

                  (iv) The Employee shall vote, and shall cause each of his Permitted Transferees to vote, at all meetings of stockholders of VANTAS and in all proceedings regarding VANTAS where the vote or written


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

                        consent of stockholders may be required or authorized by law, all of the Shares of which he or any of his Permitted Transferees may from time to time possess nominal or beneficial ownership in favor of the RSI Nominees. To the extent the Employee or any of his Permitted Transferees shall acquire additional Shares after the date hereof, the Employee shall promptly give written notice thereof to RSI. In order to provide for a non-exclusive method to effectuate the voting agreement set forth in this Section 2(d)(iv), the Employee irrevocably appoints, and shall cause each of his Permitted Transferees which may hereafter acquire nominal or beneficial ownership of any Shares to irrevocably appoint, RSI as the attorney and proxy for the Employee or such Permitted Transferee, as the case may be, with full power of substitution, to vote and take such other actions contemplated by this Section 2(d)(iv) with respect to the Shares covered by this
                        Section 2(d)(iv) in such manner as RSI shall in its sole and absolute discretion determine. On the date of the Exchange Closing, the Employee shall execute and deliver to RSI an irrevocable proxy ("Irrevocable Proxy"), substantially in the form of Exhibit A attached hereto, for all Shares nominally or beneficially owned by the Employee on the date of the Exchange Closing. Concurrently with each acquisition, if any, of nominal or beneficial ownership of any Shares after the date hereof by the Employee or any of his Permitted Transferees, the Employee shall execute and deliver or shall cause such Permitted Transferee to execute and deliver, as the case may be, to RSI an Irrevocable Proxy with respect to such Shares. The Employee acknowledges for himself and each Permitted Transferee that executes and delivers an Irrevocable Proxy pursuant hereto that each such Irrevocable Proxy is coupled with an interest granted for value.

            (e) Except as expressly amended by this Agreement, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

            (f) The Employee acknowledges that RSI and certain affiliates of RSI party to the Stockholders' Agreement will in the future seek to amend the Stockholders' Agreement. The Employee shall consent to and take all other action as may be requested by RSI in order to amend the Stockholders' Agreement in a manner consistent with the terms and provisions of this Section 2.

            3. Additional Compensation.

            (a) In connection with the Employee's receipt of the Exchange Securities at the Exchange Closing, VANTAS shall make a cash payment (the "Additional Compensation") to the


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Employee, in the manner provided for in Section 2(b) hereof, in an amount that after reduction for federal, state and local personal income taxes owed by the Employee with respect to the Additional Compensation is sufficient to pay the federal, state and local personal income taxes of the Employee arising from his
(i) exercise of the Options underlying the Option Shares and (ii) receipt of the Exchange Securities; provided, however, that VANTAS' obligation to pay the Additional Compensation is expressly conditioned upon the Employee having demonstrated to VANTAS' reasonable satisfaction (prior to the date of the Exchange Closing) the basis for the calculation of the Additional Compensation. In the event that the Employee shall receive a refund ("Refund") from any federal, state or local taxing authority on account of the taxes associated with the Additional Compensation, the Employee shall promptly remit the full amount of such Refund to VANTAS and, following VANTAS' receipt thereof, the amount of the Additional Compensation for all purposes of this Agreement shall be reduced by the amount of such Refund.

            (b) In the event that either the (i) employment of the Employee is terminated for "cause" as such term is defined in the VANTAS 1999 Stock Option Plan or (ii) Employee voluntarily terminates his employment, in either case, prior to the second anniversary of the date of the Exchange Closing (each a "Repayment Event"), then the Employee shall be obligated to repay the Additional Compensation to VANTAS within ninety (90) days after the date of the Repayment Event. The Employee's obligation to repay the Additional Compensation pursuant to this Section 3(b) shall be recourse only to the VANTAS equity securities owned by the Employee and his Permitted Transferees on the date of the occurrence of the Repayment Event and any proceeds realized from the sale of any VANTAS equity securities pursuant to any long term incentive program hereafter adopted by VANTAS, unless the Employee has transferred such securities in violation of the Company's policy governing the Employee's right to transfer such securities or in contravention of any agreement between the Employee and the Company or RSI, in which event(s) the Employee's obligation to repay the Additional Compensation shall be full personal recourse against the Employee.

            (c) To secure the prompt payment to VANTAS of the Additional Compensation in the event that a Repayment Event shall occur, the Employee shall, at the Exchange Closing, execute and deliver to VANTAS UCC-1 financing statements and a pledge agreement, in each case in form and substance satisfactory to VANTAS, pursuant to which the Employee shall pledge and otherwise grant to VANTAS a security interest in all of his right, title and interest in the Employee Securities (other than the Exchange Securities). Concurrently with the Employee's execution and delivery of the aforesaid pledge agreement, the Employee shall also deliver to VANTAS the certificates and other instruments representing the Employee Securities (other than the Exchange Securities) required to be pledged thereunder.

            4. Accredited Investor. Each of the Employee and RSI represents and warrants to the other that he or it, as the case may be (i) is an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act); (ii) has requested and received all information he or it, as the case may be, considers necessary or appropriate for deciding whether to engage in the Exchange Transaction; (iii) has such knowledge and experience in financial or business matters that


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he or it, as the case may be, is capable of evaluating the merits and risks of engaging in Exchange Transaction; (iv) has the ability to protect his or its, as the case may be, own interests in the Exchange Transaction; and (v) is financially capable of bearing the total loss of his or its, as the case may be, investment in any securities acquired pursuant to the Exchange Transaction. Each of the Employee and RSI shall not transfer or otherwise dispose of any of the securities subject to the Exchange Transactions, except in accordance with applicable federal and state securities laws or the rules and regulations promulgated thereunder.

            5. Adjustments. In the event of any change in the number of shares representing the shares of RSI Common Stock or any of the Employee Securities by reason of any stock dividend, stock split, subdivision, merger, recapitalization, consolidation, reorganization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of RSI or VANTAS (including, without limitation, the declaration or payment of an extraordinary dividend of securities) which would have the effect of increasing or decreasing the number of shares comprising the RSI Common Stock or the Employee Securities, the number and kind of the shares subject to the Exchange Transaction and the valuation and consideration payable in respect of such shares shall be appropriately adjusted to restore to the parties hereto their rights and privileges under this Agreement.

            6. Specific Performance. The Employee recognizes and acknowledges that the market for the Shares is limited and that, accordingly, in the event of a breach or default by the Employee of the terms and conditions of this Agreement involving any of the Employee Securities, the damages to RSI may be impossible to ascertain and RSI will not have an adequate remedy at law. In the event of any such breach or default, RSI shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance of the terms and conditions of this Agreement, to enjoin further violations of the provisions of this Agreement and/or to obtain damages. Such remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies which RSI may have under this Agreement or at law.

            7. Legend. Each certificate, instrument or agreement representing Employee Securities shall bear the following legend:

      "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN AN AGREEMENT DATED AS OF OCTOBER 29, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER. NO TRANSFER OF SUCH SECURITIES SHALL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

            8. Consent of VANTAS and RSI. VANTAS hereby covenants for the benefit of the Employee that it shall take all such necessary action to adopt the long term incentive program (the "Program") substantially in the form described on Schedule B to this Agreement no later than


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February 28, 2000. RSI hereby covenants for the benefit of the Employee that it shall recommend to the individuals nominated by RSI and who are serving on the VANTAS board of directors that they vote in favor of the adoption of the Program.

            9. Miscellaneous.

            (a) This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements and understandings among the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings among the parties with respect to those matters.

            (b) This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York without regard to its principles of conflicts of law. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in New York, New York. In the event of any dispute as to the terms of this Agreement, the prevailing party in any litigation or other proceeding shall be entitled to its reasonable attorneys' fees, costs and expenses in connection therewith.

            (c) All notices and other communications under this Agreement shall be in writing and shall be hand delivered, mailed by registered or certified mail, return receipt requested (with a copy simultaneously by ordinary mail), or recognized overnight delivery service to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

                  If to RSI, to:

                  Reckson Service Industries, Inc.
                  10 East 50th Street
                  New York, New York 10022
                  Attention: Jason M. Barnett, Esq.
                             Stephen M. Rathkopf, Esq.

                  with a copy to:

                  Herrick, Feinstein LLP
                  Two Park Avenue
                  New York, New York 10016
                  Attention: Irwin A. Kishner, Esq.


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                  If to VANTAS, to:

                  VANTAS Incorporated
                  90 Park Avenue
                  New York, New York 10016
                  Attention: Steven M. Cooperman, Esq.

                  If to the Employee, to:

                  David W. Beale
                  3230 Hewlett Avenue
                  Merrick, New York 11564

            Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

            (d) No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. The failure of a party at any time or times to require performance of any provision hereof shall in no manner be deemed to affect the party's right at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of the breach of any other term or provision of this Agreement.

            (e) This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The rights and obligations of any party hereto may not be assigned or transferred without the prior written consent of the other parties hereto.

            (f) From and after the date hereof, each of the parties hereto agrees to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

            (g) Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires.

            (h) Time shall be of the essence with respect to all notices required to be given, all payments and other deliveries required to be made and all conditions required to be satisfied under this Agreement.


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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                    VANTAS INCORPORATED

                                    By: /s/ Alan Langer
                                        ----------------------------------------
                                        Name:  Alan Langer
                                        Title: Chief Financial Officer


                                    RECKSON SERVICE INDUSTRIES, INC.

                                    By: /s/ Jason Barnett
                                        ----------------------------------------
                                        Name:  Jason Barnett
                                        Title: Executive Vice President

                                    By: /s/ David W. Beale
                                        ----------------------------------------
                                        Name: David W. Beale


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